Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$72,184,574
Unrealized Gain (Loss) on Market Value of Futures	667,214,905
Dividend Income	5,488
Interest Income	161,962
ETF Transaction Fees	22,000
Total Income (Loss)	$739,588,929

Expenses
General Partner Management Fees	$1,328,978
Professional Fees	238,525
Brokerage Commissions	253,298
Directors' Fees and insurance	30,620
NYMEX License Fee	44,299
SEC & FINRA Registration Expense	315,000
Total Expenses	$2,210,720
Net Income (Loss)	$737,378,209

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/20	$3,334,158,767
Withdrawals (13,600,000 Shares)	(401,666,608)
Net Income (Loss)	737,378,209

Net Asset Value End of Month	$3,669,870,368
Net Asset Value Per Share (117,923,603 Shares)	$31.12

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596